Exhibit 10.8

DEED OF TRUST, ASSIGNMENT OF
RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT
(FEE AND LEASEHOLD)
(Nevada)

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT (FEE AND LEASEHOLD) (as amended, supplemented or otherwise modified from time to time, this “Deed of Trust”) is dated as of January 23, 2004 and is made by and from GNLV, CORP., a Nevada corporation (“Grantor”), whose address is 129 E. Fremont Street, Las Vegas, NV 89101 to NEVADA TITLE COMPANY, a Nevada corporation (“Trustee”), with an address at 2500 North Buffalo, Suite #150, Las Vegas, Nevada 89128 for the benefit of WELLS FARGO BANK, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Collateral Agent for the Holders and the Indenture Trustee (the “Agent”) pursuant to the Indenture (as defined below), having an address at Corporate Trust Services, Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, Attn: Jane Y. Schweiger (Agent, together with its successors and assigns, is referred to herein as  “Beneficiary”).

RECITALS:

WHEREAS, Grantor is the owner of (i) a fee estate in the real property described in Exhibit A-1 attached hereto and (ii) leasehold estates in the real property described in Exhibit A-2 attached hereto, pursuant to the ground leases set forth in Exhibit B attached hereto (referred to herein collectively as the “Ground Leases” and each individually as a “Ground Lease”).

WHEREAS, Poster Financial Group, Inc. (referred to herein as the context requires as “Parent”), the Guarantors under the Indenture, (including Parent’s subsidiary, Grantor) and HSBC Bank USA, as trustee (the “Indenture Trustee”), have entered into that certain Indenture dated as of December 3, 2003 (as amended, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Indenture”), which Indenture provides for the issuance of certain 8 3/4% Senior Secured Notes due 2011 (the Initial Notes together with all Additional Notes and Exchange Notes, the “Notes”).  The Indenture requires Grantor to grant this Deed of Trust to Trustee for the benefit of the Agent to secure the due and punctual payment of all principal and interest under the Notes and the Guarantees and the performance of all other obligations of Parent and the Guarantors to the Holders or the Indenture Trustee.

WHEREAS, Grantor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from the issuance of the Notes secured hereby.

This Deed of Trust is to be governed by the provisions of NRS 106.300 through NRS 106.400 inclusive (“NRS” means Nevada Revised Statutes).  The maximum amount to be secured by this Deed of Trust is $300,000,000.00.  It is the intention of the parties that the Obligations include the obligation of Grantor to repay “future advances” of “principal” (as said terms are defined in NRS 106.320 and NRS 106.345, respectively, as amended or recodified from time to time) in an amount up to $300,000,000.00, and that the lien of this Deed of Trust secures the obligation of Grantor, Parent and the other Guarantors to repay all such “future advances” with the priority set forth in NRS 106.370(1), as amended or recodified from time to time.  Without limiting the foregoing, Obligations under any and all Additional Notes and Exchange Notes and any guarantees in respect of the same shall be automatically secured hereby, and the payment of all sums expended or advanced by Agent, Indenture Trustee or the Holders under or pursuant to the terms hereof or the Indenture or to protect the security hereof, together with interest thereon as herein provided (without limiting the generality of the protections afforded by NRS Chapter 106), and funds disbursed that, in the reasonable exercise of Beneficiary’s judgment, are needed for improving Trust Property or to protect Beneficiary’s security in the Trust Property are to be deemed obligatory advances hereunder and will be added to the total indebtedness secured by this Deed of Trust and such indebtedness shall be increased accordingly.

ARTICLE 1

DEFINITIONS

Section 1.1                                   Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.  As used herein, the following terms shall have the following meanings:

(a)                                  “Event of Default”: shall have the meaning ascribed to such term in Article 4 hereof.

(b)                                 “Indebtedness”: All obligations of Grantor, Parent and any of the other Guarantors to (i) Beneficiary, (ii) Indenture Trustee, (iii) the Holders or (iv) HSBC Bank USA, as agent and as securities intermediary (“Pledge Agent”) under the Pledge Agreement dated as of the date hereof by and between Parent, Indenture Trustee and Pledge Agent (“Pledge Agreement”), including without limitation: the due and punctual payment of principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and the performance of all other obligations (including without limitation fees, costs, expenses, charges and indemnification obligations) of the Parent and the Guarantors, including Grantor, to the

Holders or the Indenture Trustee or Beneficiary or Pledge Agent under the Indenture, the Notes, the Guarantees, the Pledge Agreement and any other Indebtedness Documents, according to the terms hereunder or thereunder.

(c)                                  “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor, Parent and the other Guarantors under the Indenture, the Notes, the Guarantees, and any other Indebtedness Documents, and any other “Obligations,” as defined under the Indenture.

(d)                                 “Trust Property”:  All of Grantor’s interest in (1) the fee estate in the real property described in Exhibit A-1 attached hereto and the leasehold estates in the real property described in Exhibit A-2 attached hereto, together with all existing and future appurtenances, privileges, easements, franchises, herediments and tenements of the real property (including all minerals, oil, gas and other hydrocarbons and associated substances) which may be in, under or produced from any part of the real property, all air, water or other interests or development rights and credits and any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all improvements now leased, owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the ”Improvements”; the Land and Improvements are collectively referred to herein as the “Premises”), (3) the Operating Assets and all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter located on the Premises (excluding, however, the Excluded Assets) (the “Operational Property”), (4) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land so as to constitute fixtures (excluding, however, the Excluded Assets) and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (5) all reserves, escrows or impounds and deposit accounts maintained by Grantor with respect to the Trust Property (excluding, however, the Excluded Assets) (the “Deposit Accounts”), (6) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect), granted by Grantor or a direct or indirect lessee or sublessee of Grantor, which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Trust Property, whether made before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the “Leases”), (7) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property or any part thereof, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits (including the Permits), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds, utility refunds and rebates, earned or received at any time (the “Tax Refunds”), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof and all rents, fees, charges, accounts, issues, profits, revenues and payments for or from (a) the use or occupancy of the guest rooms, banquet facilities, ballrooms, spas, salons, pools, restaurants, meeting rooms and other guest facilities at or in the Hotel and (b) the operation of the Casino (excluding, however, the Excluded Assets) (the “Proceeds”), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (13) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”), (14) all of Grantor’s rights to appear and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property, and (15) all rights, powers, privileges, options and other benefits of Grantor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Grantor or any lessor is or may become entitled to do under the Leases.  As used in this Deed of Trust, the term “Trust Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

(e)                                  “Permitted Liens”: shall have the meaning ascribed to such term in the Indenture, to the extent the same do not materially impair the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Permits.

(f)                                    “UCC”:  The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

(g)                                 “Casino”:  That portion of the Casino Hotel used for gaming and related activities.

(h)                                 “Casino Bankroll”:  only the amount of cash or Cash Equivalents required by the provisions of Section 6.150 of the Regulations of the Nevada Gaming Commission to satisfy the Casino minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens, or payment of winning wagers to gaming patrons, or as otherwise may be required by the Gaming Laws or a directive of the Chairman of the Nevada State Gaming Control Board.

(i)                                     “Casino Hotel”:  That portion of the Improvements being a casino and hotel complex.

(j)                                     “CFC”:  a controlled foreign corporation (as that term is defined in the Internal Revenue Code of 1986, as in effect from time to time and any successor statute).

(k)                                  “Excluded Assets”:  (a) the Casino Bankroll, (b) the “participation” slot machines listed on Exhibit C, (c) any Investment Property of Parent, Grantor or any other Guarantor constituting Stock of such Person’s Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the Stock of such CFC, (d) any agreements, permits, or licenses (including the Permits) solely in the event and to the extent that a grant of a Lien on such license, contract, or agreement is prohibited by law or results in a breach or termination of the terms of, or constitutes a default under, or termination of any such license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Excluded Assets shall not include, and Grantor shall be deemed to have granted a security interest in, all such licenses, contracts, or agreements as if such terms or defaults had never been in effect; provided, however, that Excluded Assets shall not include (and, accordingly, Trust Property shall include) any and all proceeds of any of such assets; provided, further, that any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (b) above no longer shall constitute an Excluded Asset (and instead shall constitute Trust Property) from and after such time as the lessor, licensor, or other party to such agreement, permit, license, or the like consents to the grant of a Lien in favor of Beneficiary in such agreement, permit, license, or the like or the prohibition against granting a Lien therein in favor of Beneficiary shall cease to be effective, (e) the Government Treasury Strips, and (f) the Stock of Parent’s Subsidiaries that are licensed or registered under the Gaming Laws and are “Pledged Collateral” pursuant to the Stock Pledge Agreement entered into as of the date hereof by and between Parent and the other Pledgors pursuant thereto and Beneficiary.

(l)                                     “FF&E Financing Arrangements”:  Only to the extent the same constitutes Permitted Debt under the Indenture, an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets, which are financed, purchased or leased for the purposes of the operation of the Casino Hotel.

(m)                               “Government Treasury Strips”:  those certain United States Treasury securities in an amount not to exceed $3,089,752 currently maintained by Mirage Resorts, Incorporated in a restricted account for the benefit of GNLV, Corp. as a reserve in accordance with Nevada Gaming Commission Regulation 5.115, pursuant to the order of the Nevada Gaming Commission dated August 27, 1993, and to be maintained after the Closing Date in a restricted account of GNLV, Corp. as a reserve pursuant to Gaming Laws, securing periodic payments due to a progressive slot machine jackpot winner at GNLV, Corp., which jackpot totaled $3,089,752 payable in 20 equal annual installments of $154,488, without interest, commencing September 24, 1988 and ending September 24, 2007.

(n)                                 “Hotel”:  That portion of the Casino Hotel not included within the Casino.

(o)                                 “Indebtedness Documents”:  The Indenture, the Notes, the Guarantees, the Collateral Documents, including this Deed of Trust, the Pledge Agreement and any other documents executed and delivered in connection with the issuance of the Notes and the Guarantees.

(p)                                 “Investment Property”:  investment property (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

(q)                                 “Legal Requirements”:  All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits (including the Permits), licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies (including Gaming Authorities and Liquor Authorities) and all officials and officers thereof, applicable to the Trust Property and the use thereof, including Gaming Laws and Liquor Laws.

(r)                                    “Liquor Authorities”:  the State of Nevada Department of Taxation, the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas, the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including any other agency with authority to regulate the sale or distribution of alcoholic beverages.

(s)                                  “Liquor Laws”:  the statutes and ordinances regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

(t)                                    “Liquor License”:  any license, permit, registration, qualification or other approval required to sell, dispense or distribute alcoholic beverages under the Liquor Laws.

(u)                                 “Operating Assets”:  (a) bookings for the use of guest rooms, banquet facilities, ballrooms, spas, salons, pools, restaurants, meeting rooms and other guest facilities at the Casino Hotel or at any other Improvements now or hereafter located on any of the Land; (b) contract rights, trademarks, trade names, service marks, logos, copyrights, warranties and other types of intangible personal property, and any and all goodwill associated with the same relating to the ownership or operation of the Casino Hotel or of any other Improvements now or hereafter located on any of the Land, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino Hotel or at any other Improvements now or hereafter located on any of the Land and books and records relating to the software programs and (3) lessee’s interest under leases of Tangible Personal Property; (c) Tangible Personal Property; (d) drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other professionals or consultants for the design, development, construction and/or improvement of the Casino Hotel, or for any other development of the Land, as amended from time to time; (e) customer lists utilized in the operation of the Casino Hotel including lists of transient guests and restaurant and bar patrons and “high roller” lists; and (f) all of the goodwill in connection with the foregoing Operating Assets and in connection with the operation of the Casino Hotel.

(v)                                 “Permits”:  the Gaming Licenses, the Liquor Licenses and any other license, franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, operation, occupancy and use of all or any material portion of the Improvements, in accordance with applicable Legal Requirements.

(w)                               “Stock”:  all shares, options, warrants, limited liability, membership or other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(x)                                   “Superior Deed of Trust”:  that certain Deed of Trust, Assignment of Rents and Leases, Fixture Filing and Security Agreement (Fee and Leasehold) by and from Grantor to Trustee for the benefit of Wells Fargo Foothill, Inc. as arranger, administrative agent and documentation agent of the same date as this Deed of Trust securing the Trust Property.

(y)                                 “Tangible Personal Property”:  the following items of personal property now or hereafter acquired by Grantor (directly or by way of lease) which are located on, or to be located on, or which are in use or held in reserve storage for future use in connection with the gaming or other operations of the Casino Hotel or any other Improvements, which are on hand or on order whether stored on-site or off-site:

(i)                                     furniture, furnishings, machinery, appliances, fixtures and fittings and other articles of tangible personal property;

(ii)                                  slot machines, video poker machines, electronic gaming devices, craps tables, blackjack tables, roulette tables, baccarat tables, poker tables, other gaming tables, big six wheels, racing and sports displays and video screens, prizes and prize displays, and all other gaming furnishings and equipment;

(iii)                               cards, dice, gaming chips and placques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other consumable supplies and items;

(iv)                              china, glassware, linens, kitchen utensils, silverware and uniforms;

(v)                                 consumables and operating supplies of every kind and nature, including accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies and laundry supplies; and

(vi)                              sets, scenery, costumes, props and other items used in the production of shows in any showroom, convention space, ballroom, exhibition hall or sports or entertainment arena now or hereafter located on the Land.

ARTICLE 2

GRANT

Section 2.1                                   Grant.  For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the

Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Trustee the Trust Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Trust Property and all parts, rights and appurtenances thereof to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee.

TO HAVE AND TO HOLD the Trust Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Trustee, its successors and assigns, in trust for the benefit of Beneficiary, forever.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, Grantor hereby agrees and acknowledges that this Deed of Trust is intended to secure future advances; accordingly, this Deed of Trust shall not be canceled except pursuant to the terms and conditions set forth in the Indenture.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1                                   Title to Trust Property and Lien of this Instrument.  Grantor (i) has good and indefeasible title to the real property described in Exhibit A-1 attached hereto, in fee simple, free and clear of any liens, claims or interests, except the Permitted Liens (ii) holds pursuant to the Ground Leases valid leasehold estates in and to the real property described in Exhibit A-2 attached hereto, free and clear of any liens, claims or interests, except the Permitted Liens (iii) has good and indefeasible title or holds valid leasehold interests in the remainder of the Trust Property, in each case free and clear of any liens, claims or interests, except the Permitted Liens and (iv) has full power and lawful authority to encumber the Trust Property in the manner and form set forth in this Deed of Trust.  This Deed of Trust creates valid, enforceable liens and security interests against the Trust Property, second in priority to the lien of the Superior Deed of Trust only.

Section 3.2                                   Priority.  Grantor shall preserve and protect the second lien and security interest status of this Deed of Trust (and, following satisfaction and discharge of the Superior Deed of Trust, the first lien and security interest status of this Deed of Trust).  If Grantor has knowledge of any lien or security interest, other than the Permitted Liens, that is asserted against the Trust Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same and provide a bond or other security satisfactory to Beneficiary, and act in compliance with any other requirements of the Indenture.

Section 3.3                                   Payment and Performance.  Grantor shall pay or cause Parent or the other Guarantors to pay the Indebtedness when due under the Notes and the other Indebtedness Documents and shall perform or cause Parent or the other Guarantors to perform the Obligations in full when they are required to be performed.

Section 3.4                                   Replacement of Fixtures.  Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Indebtedness Documents, and free and clear of any other lien or security interest except such as may be permitted under the Indenture or first approved in writing by Beneficiary.

Section 3.5                                   Inspection.  Grantor shall permit Beneficiary and its agents, representatives and employees to inspect the Trust Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary may require.  Provided that no Event of Default exists, all such testing and investigation shall be conducted at reasonable times and upon reasonable prior notice to Grantor.  Beneficiary shall restore the Trust Property to at least as good condition as it was in immediately prior to such testing and investigation.

Section 3.6                                   Other Covenants.  All of the covenants in the Indenture are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

Section 3.7                                   Condemnation Awards and Insurance Proceeds.

(a)                                  Condemnation Awards.  Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property or any portion thereof, will notify Beneficiary of the pendency of such proceedings.  Except as set forth in the Indenture, Beneficiary may participate in any such proceedings and Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation.  Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Indenture. Grantor hereby waives all rights to such awards and compensation described in the foregoing sentence.  Grantor, upon request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.  Grantor specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law, including NRS 37.115, as amended or recodified from time to time, which provide for an allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

(b)                                 Insurance Proceeds.  Without limitation to the requirements of Section 4.23 of the Indenture, Grantor shall maintain such insurance coverage as is customarily carried by owners and operators of first class casino and hotel complexes in Las Vegas, Nevada and in no event less than that required under the Ground Leases and the Superior Deed of Trust.  Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property.  Except as set forth in the Indenture, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.  In the event that the issuer of such insurance policy fails to disburse directly or solely to Beneficiary but disburses instead either solely to Grantor or to Grantor and Beneficiary, jointly, Grantor shall immediately endorse and transfer such proceeds to Beneficiary.  Upon Grantor’s failure to do so, Beneficiary may execute such endorsements or transfers from and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as Grantor’s agent and attorney-in-fact so to do.

(c)                                  Beneficiary acknowledges that, notwithstanding the foregoing provisions of this Section 3.7, Grantor has granted certain rights in and to condemnation awards and insurance proceeds pursuant to the Superior Deed of Trust and, subject to the terms of the Intercreditor Agreement, the provisions of this Section 3.7 are entered into subject to such rights.

Section 3.8                                   Costs of Defending and Upholding the Lien.  If any action or proceeding is commenced to which action or proceeding Trustee or Beneficiary is made a party or in which it becomes necessary for Trustee or Beneficiary to defend or uphold the lien of this Deed of Trust, including any extensions, renewals, amendments or modifications thereof, Grantor shall, on demand, reimburse Trustee and Beneficiary for all expenses (including, without limitation, reasonable attorneys’ fees and reasonable appellate attorneys’ fees) incurred by Trustee or Beneficiary in any such action or proceeding and all such expenses shall be secured by this Deed of Trust.  In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Section 3.9                                   TRANSFER OF THE SECURED PROPERTY.  EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE

INDENTURE, GRANTOR SHALL NOT SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE TRUST PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY.  THE CONSENT BY BENEFICIARY TO ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE TRUST PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF BENEFICIARY, INDENTURE TRUSTEE AND/OR HOLDERS, AT THEIR OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO GRANTOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, LEASE, OR OTHER HYPOTHECATION TO WHICH BENEFICIARY SHALL NOT HAVE CONSENTED.

Section 3.10                            Security Deposits.  To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Beneficiary, all security deposits of tenants of the Trust Property shall be treated as trust funds not to be commingled with any other funds of Grantor.  Within twenty (20) days after request by Beneficiary, Grantor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Beneficiary, as requested thereby, certified by Grantor.

Section 3.11                            Leasehold Representations, Warranties and Covenants.  Grantor hereby represents, warrants and covenants as follows:

(a)                                  (i) each of the Ground Leases is in full force and effect, (ii) to Grantor’s knowledge, except as set forth on Exhibit B hereof, each is unmodified by any writing or otherwise, and (iii) Grantor has not waived, canceled or surrendered any of its rights thereunder;

(b)                                 all rent, additional rent and/or other charges reserved in or payable under the Ground Leases have been paid to the extent that they are payable to the date hereof;

(c)                                  Grantor enjoys the quiet and peaceful possession of the leasehold estate granted by each Ground Lease;

(d)                                 Grantor has not delivered or received any notices of default under the Ground Leases, and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default under the Ground Leases;

(e)                                  to Grantor’s best knowledge, the lessor is not in default under any of the terms of the Ground Leases on its part to be observed or performed;

(f)                                    the execution, delivery and performance of this Deed of Trust do not require any consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provisions of, or cause a default under, the Ground Leases;

(g)                                 the term of each of the Ground Leases (including all renewal terms currently provided for in such Ground Lease) expires no earlier than January 1, 2022;

(h)                                 each of the Ground Leases, by its terms or the terms of any other agreement executed by Grantor or its predecessors in title, is not subordinate to any mortgage or other lease of the fee interest in the Premises or any lien, encumbrance or matter whatsoever;

(i)                                     each Ground Lease or a memorandum thereof has been duly recorded and there have been no amendments to each such Ground Lease since said recordation;

(j)                                     Grantor has delivered to Beneficiary a true and accurate copy of each of the Ground Leases;

(k)                                  as of the date of this Deed of Trust, no Leases are in effect and no Leases have been entered into that are due to come into effect at a later date (the license for the car rental desk in the lobby of the Casino Hotel not being a Lease for the purposes of this representation);

(l)                                     Grantor promptly shall pay the rent and all other sums and charges mentioned in, and payable under, the Ground Leases;

(m)                               Grantor, at its sole cost and expense, shall exercise all renewal options under each Ground Lease, promptly and in accordance with the provisions of each such Ground Lease, so that the term of each Ground Lease shall not expire before the date upon which Beneficiary releases the liens and security interests created by this Deed of Trust or reconveys the Trust Property to Grantor in accordance with the provisions of Section 9.7 of this Deed of Trust.  Grantor shall give written notice to Beneficiary (i) within five business days after the date on which each option first becomes exercisable and (ii) within two business days of Grantor’s exercise of each option (together with a copy of the option exercise notice).  Grantor hereby irrevocably appoints Beneficiary as its attorney in fact, with power of substitution, to exercise such option on behalf of Grantor if Grantor is required under the foregoing provisions to exercise said option but for any reason fails or refuses to exercise said option within a reasonable time prior to the expiration of Grantor’s time to exercise the option;

(n)                                 Grantor promptly shall perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Ground Leases, the breach of which could permit any party to the Ground Leases to validly terminate the Ground Leases (including, without limitation, all payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the Ground Leases, shall not waive, excuse or discharge any of the material obligations of the lessor without Beneficiary’s prior written consent in each instance, and shall diligently and continuously enforce the material obligations of the lessor under the Ground Leases;

(o)                                 Grantor shall not do, permit or suffer any event or omission as a result of which there could occur a default under the Ground Leases or any event which, with the giving of notice or the passage or time, or both, would constitute a default under the Ground Leases which could permit any party to the Ground Leases to validly terminate the Ground Leases (including, without limitation, a default in any payment obligation), and Grantor shall obtain the consent or approval of the lessor to the extent required pursuant to the terms of the Ground Leases;

(p)                                 Grantor shall not (1) permit the amendment, modification or alteration of any of the provisions of the Ground Leases in any material respect, without Beneficiary’s prior written consent in each instance or (2) agree to any termination or surrender of the Ground Leases, without Beneficiary’s prior written consent in each instance;

(q)                                 Grantor shall deliver to Beneficiary copies of any notice of default by any party under the Ground Leases, or of any notice from the lessor of its intention to terminate the Ground Leases or to re-enter and take possession of the Premises, immediately upon delivery or receipt of such notice, as the case may be;

(r)                                    Grantor shall promptly furnish to Beneficiary copies of such information and evidence as Beneficiary may reasonably request concerning Grantor’s due observance, performance and compliance with the terms, covenants and conditions of the Ground Leases;

(s)                                  Grantor knows of no adverse claim to the title or possession of Grantor or the lessor;

(t)                                    Grantor shall not consent to the subordination of the Ground Leases to any mortgage or other lease of the fee interest in the Premises or any lien, encumbrance or matter whatsoever;

(u)                                 Grantor, at its sole cost and expense, shall execute and deliver to Beneficiary or Trustee, within five (5) days after request, such documents, instruments or agreements as may be required to permit Beneficiary or Trustee to cure any default under the Ground Leases;

(v)                                 Grantor shall, upon request, furnish Beneficiary with executed copies of all Ground Leases and any Leases hereafter entered into and all amendments, modifications and supplements thereto;

(w)                               Grantor shall (i)  observe and perform in all material respects all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Indebtedness and the Obligations; (ii) promptly send copies to Beneficiary of all notices of default which Grantor shall send or receive thereunder; (iii) enforce all the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, (iv) not collect any of the Rents more than one (1) month in advance, except as may be specifically required in the applicable Lease; (v) not execute any other assignment of the lessor’s interest in the Leases or the Rents; and (vi) use reasonable efforts to obtain and deliver to Beneficiary, upon request, tenant estoppel certificates from each tenant at the Premises in the form required under the applicable Lease, or if no such form is provided, in form and substance reasonably satisfactory to Beneficiary; and

(x)                                   Grantor shall not, except to the extent Grantor has received the prior written consent of Beneficiary, (A) alter, modify or change the terms of any Lease in any material respect; (B) consent to any assignment of or subletting under any Lease not in accordance with its terms; and (C) cancel or terminate any Lease or accept a surrender thereof, unless such tenant is in default thereunder and a new Lease has been entered into on substantially the same terms or more favorable terms as the canceled Lease.

Section 3.12                            Additional Ground Lease and Lease Covenants.

(a)                                  Grantor shall give Beneficiary and Trustee not less than thirty (30) days prior written notice of the date on which Grantor shall apply to any court or other governmental authority for authority and permission to reject any of the Ground Leases or Leases in the event that there shall be filed by or against Grantor any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Grantor determines to reject any of the Ground

Leases or Leases.  Beneficiary and Trustee shall have the right, but not the obligation, to serve upon Grantor within such thirty (30) day period a notice stating that (i) Beneficiary or Trustee demands that Grantor assume and assign any of the Ground Leases or Leases to Beneficiary or Trustee subject to and in accordance with the Bankruptcy Code and (ii) Beneficiary covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Beneficiary or Trustee and of future performance under the applicable Ground Lease or Leases.  If Beneficiary or Trustee serves upon Grantor the notice described above, Grantor shall not seek to reject any of the Ground Leases or Leases and shall comply with the demand provided for in clause (i) above within fifteen (15) days after the notice shall have been given by Beneficiary and Trustee.

(b)                                 During the continuance of an Event of Default, Beneficiary and Trustee shall have the right, but not the obligation, (i) to perform and comply with all obligations of Grantor under the Ground Leases or Leases without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such action as Beneficiary or Trustee deems necessary or desirable to prevent or cure any default by Grantor under any of the Ground Leases or Leases, including, without limitation, any act, deed, matter or thing whatsoever that Grantor may do in order to cure a default under the applicable Ground Lease or Leases and (iii) to enter in and upon the Land or any part thereof to such extent and as often as Beneficiary or Trustee deems necessary or desirable in order to prevent or cure any default of Grantor under the Ground Leases or Leases.  Grantor shall on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in exercising the foregoing rights (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon at three percentage points above the “prime rate” announced by Wells Fargo Bank, N.A. at its principal office in San Francisco from time to time (the “Applicable Rate”) from the date that an advance is made or expense is incurred, to and including the date the same is paid and such monies so expended by Beneficiary with interest thereon shall be secured by this Deed of Trust.  Grantor shall, within five (5) days after written request is made therefor by Beneficiary or Trustee, execute and deliver to Beneficiary or to any party designated by Beneficiary or Trustee, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Beneficiary pursuant to this paragraph or as may otherwise be required by Beneficiary or Trustee.

(c)                                  During the continuance of an Event of Default, in the event of any arbitration under or pursuant to the Ground Lease or Leases in which Beneficiary elects to participate, Grantor hereby irrevocably appoints Beneficiary and Trustee as its true and lawful attorneys-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Grantor in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Grantor and Beneficiary.  All costs and expenses incurred by Beneficiary and Trustee in connection with such arbitration and the settlement thereof shall be borne solely by Grantor, including, without limitation, attorneys’ fees and disbursements.  Nothing contained in this paragraph shall obligate Beneficiary or Trustee to participate in any such arbitration.

(d)                                 During the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of any of the Ground Leases by the fee owner of the Land as a result of the fee owner’s bankruptcy, including, but not limited to, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of the fee owner under and pursuant to the Bankruptcy Code.

(e)                                  With respect to each Ground Lease, Grantor hereby unconditionally and irrevocably assigns to Beneficiary (i) any right which Grantor has pursuant to the terms of the Ground Lease to renew and/or extend the term thereof, (ii) any right which Grantor has pursuant to the terms of the Ground Lease to cancel or terminate the Ground Lease, and (iii) any option or right that Grantor has pursuant to the Ground Lease to purchase any or all of the premises demised thereunder, provided that Beneficiary shall not exercise any such rights or options prior to the occurrence of any default.

(f)                                    With respect to each Ground Lease, if any action or proceeding shall be instituted to evict Grantor or to recover possession of the demised premises or any part thereof or interest therein or any action or proceeding otherwise affecting the Ground Lease or this Deed of Trust shall be instituted, then Grantor will, immediately upon service thereof on or to Grantor, or by Grantor, deliver to Beneficiary a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

Section 3.13                            Estoppel Certificates.  Grantor shall use commercially reasonable efforts to obtain and deliver to Beneficiary within twenty (20) days after written demand by Beneficiary, an estoppel certificate from the applicable lessor under the Ground Leases or applicable lessee or sublessee under the Leases setting forth (i) the name of the lessee and the lessor thereunder, (ii) that the applicable Ground Lease or Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the applicable Ground Lease or Lease, (iv) the date to which all rental charges have been paid by the lessee under the applicable Ground Lease or Lease, (v) whether a notice of default has been received by the fee owner or lessor which has not been cured, and if such notice has been received, the date it was received and the nature of the default, (vi) whether there are any alleged defaults of the lessee under the applicable Ground Lease or Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if the lessee under the applicable Ground Lease or Lease shall be in default, the default.

Section 3.14                            No Liability.  Anything contained herein to the contrary notwithstanding, this Deed of Trust shall not constitute an assignment of the Ground Leases within the meaning of any provision thereof prohibiting its assignment and Beneficiary and Trustee shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.  Beneficiary shall be liable for the obligations of the lessee arising under the Ground Leases for only that period of time which Beneficiary is in actual possession of the applicable premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title and interest therein.

Section 3.15                            No Merger.  It is hereby agreed that the fee title to Premises and the leasehold estate created by the Ground Leases shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either lessor, Grantor or a third party, whether by purchase or otherwise.  If Grantor shall acquire fee title to the Premises or any other estate, title or interest in the Premises or any portion thereof, then, immediately upon Grantor’s acquisition thereof, this Deed of Trust automatically shall spread to cover Grantor’s interest in such leased property on the same terms, covenants and conditions as set forth herein.  Upon such acquisition, Grantor, at its sole cost and expense, shall deliver to Beneficiary a Title Insurance Policy issued by a title insurance company acceptable to Beneficiary insuring that this Deed of Trust, as so spread to cover Grantor’s interest in such leased property, is a valid lien on Grantor’s interest therein, subject only to the Permitted Liens and the Superior Deed of Trust.  It is the intention of Grantor and Beneficiary that no documents, instruments or agreements shall be necessary to confirm the foregoing spread of this Deed of Trust to cover Grantor’s interest in such leased property, as aforesaid, and that such spreading shall occur automatically upon the consummation of Grantor’s acquisition of such estate, title or interest to such leased property.  Notwithstanding the foregoing, Grantor shall make, execute, acknowledge and deliver to Beneficiary and Trustee or so cause to be made, executed, acknowledged and delivered to Beneficiary and Trustee, in form satisfactory to Beneficiary and Trustee, all such further or other documents, instruments, agreements or assurances as may be required by Beneficiary and Trustee to confirm the foregoing spread of this Deed of Trust to cover Grantor’s interest in such leased property.  Grantor shall pay all reasonable expenses incurred by Beneficiary and Trustee in connection with the preparation, execution, acknowledgment, delivery and/or recording of any such documents, including, without limitation, all filing, registration and recording fees and charges, documentary stamps, mortgage taxes, intangible taxes, and reasonable attorneys’ fees, costs and disbursements.

Section 3.16                            FF&E Financing Arrangements.  Grantor shall comply with the terms of all FF&E Financing Arrangements.  If Grantor has acquired or hereafter acquires Operational Property or Fixtures subject to any FF&E Financing Arrangement, or becomes lessee under a lease for any of the same, the Lien of this Deed of Trust on such acquired or leased assets shall be subordinate to the Lien of such FF&E Financing Arrangement and Beneficiary, at Grantor’s cost, shall execute and deliver to Grantor such documents as Grantor may reasonably request evidencing such subordination.

Section 3.17                            Maintenance of Premises.  Grantor shall maintain and keep the Premises in such good repair, working order and condition and shall make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of other first class casino and hotel complexes in Las Vegas, Nevada.  Grantor shall occupy and continuously operate the Casino Hotel and keep the Casino Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of other first class casino and hotel complexes in Las Vegas, Nevada.

Section 3.18                            Alterations.  All alterations to the Premises (a) shall be carried out in conformity with the Indebtedness Documents, Legal Requirements and insurance requirements in a good and workmanlike manner and prosecuted with reasonable dispatch subject to force majeure; (b) shall be undertaken only with appropriate workers compensation insurance covering workers engaged in such alterations and appropriate commercial general liability insurance covering all hazards resulting from such alterations; and (c) affecting the structure of any of the Improvements, the building systems or any material portion of the Improvements, (i) shall be carried out under the supervision of a reputable architect with no less than ten (10) years’ experience in the design and construction of first class casino and hotel complexes in Las Vegas, Nevada, (ii) shall be notified to Beneficiary prior to the commencement thereof and, upon Beneficiary’s request, Grantor shall deliver to Beneficiary copies of all drawings, plans, specifications and cost estimates therefor prepared and approved in writing by said architect and accompanied by a certificate of such architect stating that such drawings, plans and specifications are in compliance with all Legal Requirements and insurance requirements, and (iii) shall not be commenced until Grantor has furnished to Beneficiary, at Grantor’s sole cost and expense, a surety bond or bonds, covering performance, labor and material payments with respect to the work, naming Beneficiary as obligee (or as co-obligee with the beneficiary under the Superior Deed of Trust and Grantor), issued by a responsible surety company, authorized to do business in the State of Nevada, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work, guaranteeing the performance and completion of such construction, substantially in conformity with the plans and specifications and within a reasonable time subject to force majeure free and clear of all Liens, claims and liabilities for the cost of such alterations (if such surety bond is unobtainable, Grantor shall provide equivalent security in the form of cash, letter of credit or other guarantee).  No alterations of any kind shall be made which shall change the primary use of the Casino Hotel from its use as a gaming and hotel facility.

ARTICLE 4

DEFAULT

Section 4.1                                   Events of Default.  The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (each an “Event of Default”):

(a)                                  an “Event of Default” (as such term is defined in the Indenture) shall have occurred;

(b)                                 the revocation, termination, suspension or other cessation of effectiveness of (i) any Liquor License which results in the cessation or suspension of the serving of alcohol at the Casino Hotel or a material portion thereof for more than 90 consecutive days or (ii) any other Permit which results in the cessation or suspension of all or a substantial portion of the operations of the Casino Hotel for more than 90 consecutive days, in either case, other than as a result of an Asset Sale permitted under the Indenture or any voluntary relinquishment that is, in the judgment of the Board of Directors of Parent, both desirable in the conduct of the business of Parent and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders;

(c)                                  if any event or omission shall occur which, with the giving of notice or the passage of time, or both, would constitute a default by Grantor under the Ground Leases which would permit any party thereto to terminate the applicable Ground Lease, or if any of the Ground Leases shall otherwise terminate for any reason whatsoever, except to the extent permitted by the terms and conditions of the Indenture;

(d)                                 if Grantor shall give Beneficiary Notice of Election to Terminate under NRS 106.380;

(e)                                  if Grantor shall be made a party in any foreclosure action or similar proceeding in connection with any other deed of trust on the fee interest of the applicable Premises, unless the holder of such deed of trust has agreed not to disturb the rights of Grantor under the Ground Leases;

(f)                                    Grantor’s breach of any of the covenants set forth in this Deed of Trust; or

(g)                                 if any misstatement or misrepresentation exists now or hereafter in any warranty or representation set forth in Article 3 hereof.

ARTICLE 5

REMEDIES AND FORECLOSURE

Section 5.1                                   Remedies.  If an Event of Default exists, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)                                  To the extent permitted under the Indenture and in accordance with the provisions thereof, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)                                 Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Beneficiary and are to be paid directly to Beneficiary, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Beneficiary has taken possession of the Premises, and to exercise whatever rights and remedies Beneficiary may have under any assignment of rents and leases.

(c)                                  As and to the extent permitted by law, enter the Trust Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Beneficiary deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Beneficiary’s rights under any assignment of rents and leases securing the Indebtedness; and (iv)  apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

(d)                                 Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7 hereof.

(e)                                  Require Grantor to assemble any collateral under the UCC and make it available to Beneficiary, at Grantor’s sole risk and expense, at a place or places to be designated by Beneficiary, in its sole discretion.

(f)                                    Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Trust Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Beneficiary may determine.  Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Beneficiary, the Indenture Trustee or any of the Holders may be a purchaser at such sale.  If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.  In the event this Deed of Trust is foreclosed by judicial action, appraisement and valuation of the Trust Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

(g)                                 With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable (if Beneficiary shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Indebtedness Document; or (3) to the extent permitted by applicable law, recover judgment on the Indenture either before, during or after any proceedings for the enforcement of this Deed of Trust.

(h)                                 Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property for the repayment of the Indebtedness, the appointment of a receiver of the Trust Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.  Beneficiary may request, in connection with any foreclosure proceeding hereunder, that the Nevada Gaming Commission petition a court of competent jurisdiction for the appointment of a supervisor to conduct the normal gaming activities on the Premises following such foreclosure proceeding.

(i)                                     Exercise all other rights, remedies and recourses granted under the Indebtedness Documents or otherwise available at law or in equity.

Section 5.2                                   Separate Sales.  The Trust Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3                                   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary and Trustee shall have all rights, remedies and recourses granted in the Indebtedness Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Indebtedness Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Indebtedness Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4                                   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Indebtedness Documents or their status as a lien and security interest in and to the Trust Property second in priority to the Superior Deed of Trust only.  For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5                                   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Indebtedness Documents, and (c) any right to a marshalling of assets, a sale in inverse order of alienation or to require sale of assets in a particular order, including rights provided by NRS 100.040 and 100.050, as such sections may be amended or recodified from time to time.  Each successor and assign of Grantor, including any holder of a lien or security interest subordinate to this Deed of Trust, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

Section 5.6                                   Discontinuance of Proceedings.  If Beneficiary or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Indebtedness Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Indebtedness Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee thereafter to exercise any right, remedy or recourse under the Indebtedness Documents for such Event of Default.

Section 5.7                                   Application of Proceeds.  The proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)                                  to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)                                 to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Indenture; and

(c)                                  the balance, if any, to the payment of the Persons legally entitled thereto.

Section 5.8                                   Occupancy After Foreclosure.  Except as otherwise required by applicable law, any sale of the Trust Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) hereof will divest all right, title and interest of Grantor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9                                   Additional Advances and Disbursements; Costs of Enforcement.

(a)                                  If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 5.9, or otherwise under this Deed of Trust or any of the other Indebtedness Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Applicable Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)                                 Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses and all costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Deed of Trust and the other Indebtedness Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Indebtedness Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10                            No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 5, the assignment of the rents and leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Indebtedness Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 5.11                            WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS DEED OF TRUST, GRANTOR EXPRESSLY:  (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY, INDENTURE TRUSTEE AND/OR HOLDERS TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE INDENTURE OR OTHER INDEBTEDNESS DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT;  (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY;  (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH LEGAL COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST;  AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

Section 6.1                                   Assignment.  In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Indenture, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all

Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor).

Section 6.2                                   Perfection Upon Recordation.  Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases, subject only to the assignment of such Rents pursuant to the Superior Deed of Trust and/or any separate assignment of Rents executed in conjunction therewith.  Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the ”Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3                                   Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4                                   No Merger of Estates.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1                                   Security Interest.  This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Operational Property, Fixtures, Ground Leases, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Grantor grants to Beneficiary a security interest in the Operational Property, Fixtures, Ground Leases, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Trust Property which is personal property, second in priority to the security interest created by the Superior Deed of Trust only, to secure the payment of the Indebtedness and performance of the Obligations and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Operational Property, Fixtures, Ground Leases, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

Section 7.2                                   Financing Statements.  Grantor shall provide authorization for Beneficiary to prepare and record, in form and substance satisfactory to Beneficiary, financing statements (and shall make, execute and/or otherwise deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such further documentation and assurances) as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Grantor’s state of organization is the State of Nevada.

Section 7.3                                   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Trust Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the address of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

Section 7.4                                   Applicable Provisions of Gaming Laws and Liquor Laws.  The parties acknowledge and agree that all rights, remedies, and powers provided in this Deed of Trust relative to the Trust Property may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable Gaming Laws and Liquor Laws and all provisions of this Deed of Trust relative to the Trust Property are intended to be subject to all applicable mandatory provisions of the applicable Gaming Laws and Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Deed of Trust invalid or unenforceable, in whole or in part.  Beneficiary will timely apply for and receive all required approvals of the applicable Gaming Authorities and Liquor Authorities for the assignment of interests in, sale or other disposition of gaming equipment regulated by applicable Gaming Laws (including without limitation any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other “gaming devices” and “associated equipment” (as such terms or words of like import referring thereto are defined in the applicable Gaming Laws) and for the sale of liquor and other alcoholic beverages regulated by applicable Liquor Laws.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1                                   Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s or Beneficiary’s gross negligence or willful misconduct.  Grantor’s obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 8.2                                   Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 8.3                                   Successor Trustees.  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall, in Beneficiary’s sole and absolute discretion, desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee.  Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 8.4                                   Perfection of Appointment.  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 8.5                                   Trustee Liability.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9

MISCELLANEOUS

Section 9.1                                   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 13.02 of the Indenture to the addresses of the parties hereto set forth in the Preamble hereof.

Section 9.2                                   Covenants Running with the Land.  All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property.  All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Indenture and the other Indebtedness Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 9.3                                   Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Operational Assets, Fixtures, Ground Leases, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Trust Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Applicable Rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.  Notwithstanding the foregoing, Beneficiary shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder.  Regardless of any provision of this Deed of Trust or the Indebtedness Documents, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Grantor to Beneficiary unless Beneficiary has given express written notice of Beneficiary’s election of that remedy in accordance with NRS 104.9505, as it may be amended or recodified from time to time.

Section 9.4                                   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 9.5                                   No Waiver.  Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Indebtedness Documents shall not be deemed to be a waiver of the same, and Beneficiary, the Indenture Trustee, the Holders or Trustee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

Section 9.6                                   Indenture.  If any conflict or inconsistency exists between this Deed of Trust and the Indenture, the Indenture shall govern.

Section 9.7                                   Release or Reconveyance.  Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Grantor.  Beneficiary shall also release Beneficiary’s lien and security interest created by this Deed of Trust or reconvey the Trust Property to

Grantor upon the satisfaction of the release conditions contained in Section 3.5 or elsewhere in the Indenture.

Section 9.8                                   Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or Trustee.

Section 9.9                                   Applicable Law.  The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Trust Property is located.  All other provisions of this Deed of Trust shall be governed by the laws of the State of New York, without regard to conflicts of law principles; provided, however, that whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by applicable Gaming Laws or Liquor Laws or the enforcement of which is subject to applicable Gaming Laws or Liquor Laws, the enforcement of any such right shall be subject to applicable Gaming Laws and Liquor Laws and approval, if so required, of the applicable Gaming Authorities or Liquor Authorities.

Section 9.10                            Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11                            Entire Agreement.  This Deed of Trust and the other Indebtedness Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Indebtedness Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 9.12                            Beneficiary as Agent; Successor Agents.

(a)                                  Agent has been appointed to act as Agent hereunder by the Indenture Trustee.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Indenture, any related agency agreement between Agent and the Indenture Trustee (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this

Deed of Trust.  Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Indenture Trustee therefor.

(b)                                 Beneficiary shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

(c)                                  Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the “Beneficiary” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Beneficiary, together with its successors and assigns, in its capacity as Collateral Agent pursuant to the Indenture for the benefit of the Holders, all as more fully set forth in the Indenture

Section 9.13                            No Amendments.  This Deed of Trust shall not be in any way amended or modified unless such amendment or modification is in writing and signed by Beneficiary.

ARTICLE 10

LOCAL LAW PROVISIONS

Section 10.1                            Power of Sale.  Should default be made by Grantor in the payment or performance of any Indebtedness or other Obligation or agreement secured hereby and/or in the performance of any agreement herein, or should Grantor otherwise be in default hereunder, Beneficiary may, subject to NRS 107.080, declare all sums secured hereby immediately due by delivery to Trustee of a written notice of breach and election to sell (which notice Trustee shall cause to be recorded and mailed as required by law) and shall surrender to Trustee this Deed of Trust.

After three (3) months shall have elapsed following recordation of any such notice of breach, Trustee shall sell the property subject hereto at such time and at such place in the State of Nevada as Trustee, in its sole discretion, shall deem best to accomplish the objects of these trusts, having first given notice of such sale as then required by law.  In the conduct of any such sale Trustee may act itself or through any auctioneer, agent or attorney.  The place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of the Trustee located in the State of Nevada.

Upon the request of Beneficiary or if required by law Trustee shall postpone sale of all or any portion of said property or interest therein by public announcement at the time fixed by said notice of sale, and shall thereafter postpone said sale from time to time by public announcement at the time previously appointed.

At the time of sale so fixed, Trustee shall sell the property so advertised or any part thereof or interest therein either as a whole or in separate parcels, as Beneficiary may determine in its sole and absolute discretion, to the highest bidder for cash in lawful money of the United States, payable at the time of sale, and shall deliver to such purchaser a deed or deeds or other appropriate instruments conveying the property so sold, but without covenant or warranty, express or implied.  Beneficiary and Trustee may bid and purchase at such sale.  To the extent of the Indebtedness secured hereby, Beneficiary need not bid for cash at any sale of all or any portion of the Property pursuant hereto, but the amount of any successful bid by Beneficiary shall be applied in reduction of said Indebtedness.  Trustor hereby agrees, if it is then still in possession, to surrender, immediately and without demand, possession of said property to any purchaser.

Trustee shall apply the proceeds of any such sale to the payment of expenses of sale and all charges and expenses of Trustee and of these trusts, including costs of evidence of title and Trustee’s fees in connection with sale; all sums expended under the terms hereof, not then repaid, with accrued interest at the default rate determined by the Indenture; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

Beneficiary, from time to time before Trustee’s sale, may rescind any notice of breach and election to sell by executing, delivering and causing Trustee to record a written notice of such rescission.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to

Trustee, as above provided, other notices of breach and election to sell, nor otherwise affect any term, covenant or condition hereof or under any obligation secured hereby, or any of the rights, obligations or remedies of the parties thereunder.

Section 10.2                            Credit Bids.  At any foreclosure sale, any person, including Grantor, Trustee or Beneficiary, may bid for and acquire the Trust Property or any part thereof to the extent permitted by then applicable law.  Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the obligations in the order provided by NRS 40.462.

Section 10.3                            Nevada Law.  Where not inconsistent with the above, the following covenants, Nos. 1; 2 (full replacement value); 3; 4 (the rate or rates at which interest is computed upon default of the Indebtedness); 5; 6; 7 (attorneys’ fees as provided herein); 8 and 9 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.

ARTICLE 11

INTERCREDITOR AGREEMENT

The lien of this Deed of Trust is subordinate to the lien of the Superior Deed of Trust to the extent set forth in the Intercreditor Agreement and this Deed of Trust is subject to the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	GNLV, CORP., a Nevada corporation

	By:	/s/ Timothy N. Poster
	Name:	Timothy N. Poster
	Its:	Chairman of the Board and CEO

STATE OF NEVADA	)
)ss.
COUNTY OF CLARK	)

This instrument was acknowledged before me on  January 21, 2004, by Timothy Poster as Chairman and CEO of GNLV, CORP., a Nevada corporation.

/s/ Lenore J. DiVicino
Signature of Notarial Officer

Exhibit A-1

Legal Description: Fee Owned Property

PARCEL I:

PARCEL ONE (1):

LOTS ONE (1) THROUGH NINETEEN (19), INCLUSIVE, IN BLOCK THIRTEEN (13) AND LOTS TWENTY-SEVEN (27) THROUGH THIRTY-TWO (32), INCLUSIVE, IN BLOCK THIRTEEN (13) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED NOVEMBER 13, 1978 IN BOOK 969 AS DOCUMENT NO. 928271, OF OFFICIAL RECORDS.

PARCEL THREE (3):

THAT PORTION OF THE VACATED STREET COMMONLY KNOWN AS CARSON AVENUE AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED NOVEMBER 8, 1985 IN BOOK 2214 AS DOCUMENT NO. 2173941, OF OFFICIAL RECORDS.

PARCEL II:

PARCEL ONE (1):

LOTS TWENTY (20) AND TWENTY-ONE (21) IN BLOCK THIRTEEN (13) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED NOVEMBER 13, 1978 IN BOOK 969 AS DOCUMENT NO. 928271, OF OFFICIAL RECORDS.

PARCEL IV:

PARCEL ONE (1):

LOTS ONE (1) AND TWO (2) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED MARCH 25, 1983 IN BOOK 1709 AS DOCUMENT NO. 1668172, OF OFFICIAL RECORDS.

PARCEL V:

PARCEL ONE (1):

LOTS THREE (3) THROUGH SEVEN (7), INCLUSIVE, IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED MARCH 25, 1983 IN BOOK 1709 AS DOCUMENT NO. 1668172, OF OFFICIAL RECORDS.

PARCEL VI:

PARCEL ONE (1):

LOTS NINE (9) THROUGH TWELVE (12), INCLUSIVE, IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THE NORTH 10.00 FEET OF THAT VACATED ALLEY AS DISCLOSED BY THAT CERTAIN ORDER OF VACATION RECORDED MARCH 1, 1962 IN BOOK 346 AS DOCUMENT NO. 279369, OF OFFICIAL RECORDS.

2

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED MARCH 1, 1962 IN BOOK 346 AS DOCUMENT NO. 279369 AND AMENDED JULY 19, 1967 IN BOOK 810 AS DOCUMENT NO. 650610, OF OFFICIAL RECORDS.

PARCEL VII:

PARCEL ONE (1):

LOT THIRTEEN (13) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED JULY 8, 1977 IN BOOK 760 AS DOCUMENT NO. 719759 AND RECORDED MARCH 25, 1983 IN BOOK 1709 AS DOCUMENT NO. 1668172, OF OFFICIAL RECORDS.

PARCEL VIII:

PARCEL ONE (1):

LOT FOURTEEN (14) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION RECORDED JULY 8, 1977 IN BOOK 760 AS DOCUMENT NO. 719758, OF OFFICIAL RECORDS.

PARCEL IX:

PARCEL ONE (1):

3

LOTS FIFTEEN (15) THROUGH TWENTY-EIGHT (28), INCLUSIVE, AND LOT THIRTY (30) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION RECORDED JULY 8, 1977 IN BOOK 760 AS DOCUMENT NO. 719758, OF OFFICIAL RECORDS.

PARCEL THREE (3):

THOSE PORTIONS OF THE VACATED STREET COMMONLY KNOWN AS CARSON AVENUE AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED NOVEMBER 8, 1985 IN BOOK 2214 AS DOCUMENT NO. 2173941, OF OFFICIAL RECORDS.

PARCEL XIII:

LOTS SEVENTEEN (17) THROUGH TWENTY (20), INCLUSIVE, IN BLOCK FOUR (4) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL XIV:

LOTS TWENTY-ONE (21) THROUGH THIRTY-TWO (32), INCLUSIVE, IN BLOCK FOUR (4) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL XV:

THAT PORTION OF THE NORTHWEST QUARTER (NW ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SECTION 27, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.M., AND A PORTION OF BLOCK ONE (1) OF THE ORIGINAL PLAT OF LAS VEGAS TOWNSITE AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 17-B, CLARK COUNTY, NEVADA RECORDS, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE EAST LINE OF THE UNION PACIFIC RAILROAD COMPANY RIGHT OF WAY DISTANT THEREON NORTH 27°45’00”

4

EAST 676.17 FEET FROM THE SOUTH LINE OF THE NORTHEAST QUARTER (NE ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 27, SAID POINT OF BEGINNING ALSO BEING DISTANT SOUTH 27°45’00” WEST 100 FEET FROM THE MOST NORTHERLY CORNER OF THAT PARCEL OF LAND CONVEYED BY CARL A. HUGGEY ET UX TO J KELL HOUSSELS, ET UX, BY DEED DATED JANUARY 15, 1946 AND RECORDED IN BOOK 41 OF DEEDS, PAGE 345, CLARK COUNTY, NEVADA RECORDS; THENCE SOUTH 62°15’00” EAST A DISTANCE OF 180 FEET MORE OR LESS TO A POINT DISTANT NORTH 62°15’00” WEST 170 FEET FROM THE WEST LINE OF MAIN STREET (80 FEET WIDE); THENCE SOUTH 27°45’00” WEST A PARALLEL WITH THE WEST LINE OF SAID MAIN STREET A DISTANCE OF 200 FEET TO A POINT; THENCE NORTH 62°15’00” WEST A DISTANCE OF 180 FEET, MORE OR LESS TO A POINT IN THE EAST LINE OF THE UNION PACIFIC RAILROAD COMPANY RIGHT OF WAY; THENCE NORTH 27°45’00” EAST ALONG THE EAST LINE OF SAID RAILROAD RIGHT OF WAY A DISTANCE OF 200 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS IN COMMON WITH GRANTORS, THE SURVIVORS OF THEM, THEIR TENANTS AND ASSIGNS, FROM NORTH MAIN STREET TO THE ABOVE DESCRIBED PARCEL OF LAND OVER AND ACROSS THE FOLLOWING DESCRIBED PARCEL OF LAND; A PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF SECTION 27, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTH LINE OF BONANZA ROAD, (FORMERLY CLARK AVENUE) AS SAID ROAD NOW EXISTS 80 FEET IN WIDTH, WITH THE WEST LINE OF MAIN STREET, SAID STREET NOW EXISTS 80 FEET IN WIDTH, THENCE NORTH 27°45’00” EAST ALONG THE WEST LINE OF SAID MAIN STREET A DISTANCE OF 224.19 FEET TO A POINT BEING THE SOUTHEAST CORNER OF THAT PARCEL OF LAND CONVEYED BY CARL A. HUFFEY AND JULIA S. HUFFEY, TO RICHARD H. CLOUGH AND EDITH CLOUGH AND JULES C. RENBOW BY DEED DATED JULY 16, 1945, AND RECORDED IN BOOK 39 OF DEEDS, PAGE 211, RECORDS OF CLARK COUNTY, NEVADA BEING THE TRUE POINT OF BEGINNING; THENCE NORTH 62°15’00” WEST ALONG THE SOUTH LINE OF THE LAST MENTIONED CONVEYED PARCEL OF LAND A DISTANCE OF 140 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL; THENCE NORTH 27°45’” EAST ALONG THE WEST LINE OF SAID CONVEYED PARCEL TO RICHARD E. CLOUGH, ET AL, AND ALSO ALONG THE WEST LINE OF THAT PARCEL OF LAND CONVEYED BY CARL A. HUGGEY AND JULIA S. HUFFEY TO J. KELL HOUSSELS, SR., AND ALICE M. HOUSSELS BY DEED DATED JULY 20, 1945 AND RECORDED IN BOOK 39 OF DEEDS, PAGE 225, RECORDS OF CLARK

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COUNTY, NEVADA AND ALSO ALONG THE WEST LINE OF THE PARCEL OF LAND CONVEYED BY CARL A. HUFFEY AND JULIA S. HUFFEY TO BERT A. STEVENS AND ETHEL MAY STEVENS, BY DEED DATED AUGUST 28, 1945 AND RECORDED IN BOOK 40 OF DEEDS, PAGE 10, RECORDS OF CLARK COUNTY, NEVADA, AND CONTINUING NORTH 27145’ EAST A TOTAL DISTANCE OF 325 FEET TO A POINT; THENCE SOUTH 62°15’00” EAST A DISTANCE OF 140 FEET TO A POINT IN THE WEST LINE OF MAIN STREET; THENCE NORTH 27°45’00” EAST ALONG THE WEST LINE OF SAID MAIN STREET A DISTANCE OF 50 FEET TO A POINT; THENCE NORTH 62°15’00” WEST A DISTANCE OF 170 FEET TO A POINT; THENCE SOUTH 27°45’00” WEST A DISTANCE OF 399.0 FEET TO A POINT; THENCE SOUTH 62°15’00” EAST A DISTANCE OF 170 FEET TO A POINT IN THE WEST LINE OF SAID MAIN STREET; THENCE NORTH 27°45’00” EAST ALONG THE WEST LINE OF SAID MAIN STREET A DISTANCE OF 24 FEET TO THE TRUE POINT OF BEGINNING.

6

Exhibit A-2

Legal Description: Ground Leased Property

PARCEL III:

PARCEL ONE (1):

LOTS TWENTY-TWO (22) THROUGH TWENTY-SIX (26), INCLUSIVE, IN BLOCK THIRTEEN (13) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION, RECORDED NOVEMBER 13, 1978 IN BOOK 969 AS DOCUMENT NO. 928271, OF OFFICIAL RECORDS.

PARCEL X:

PARCEL ONE (1):

LOT EIGHT (8) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION RECORDED MARCH 1, 1962 IN BOOK 346 AS DOCUMENT NO. 279369 AND AMENDED JULY 19, 1967 IN BOOK 810 AS DOCUMENT NO. 650610, OF OFFICIAL RECORDS.

PARCEL XI:

PARCEL ONE (1):

LOT TWENTY-NINE (29) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THAT PORTION OF VACATED ALLEY AS PROVIDED FOR IN THAT CERTAIN ORDER OF VACATION RECORDED JULY 8, 1977 IN BOOK 760 AS DOCUMENT NO. 719758, OF OFFICIAL RECORDS.

PARCEL XII:

PARCEL ONE (1):

LOTS THIRTY-ONE (31) AND THIRTY-TWO (32) IN BLOCK FOURTEEN (14) OF CLARK’S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THOSE PORTION OF VACATED ALLEYS AS PROVIDED FOR IN THOSE CERTAIN ORDERS OF VACATION, RECORDED MARCH 1, 1962 IN BOOK 346 AS DOCUMENT NO. 279369 AND AMENDED JULY 19, 1967 IN BOOK 810 AS DOCUMENT NO. 650610 AND RECORDED JULY 8, 1977 IN BOOK 760 AS DOCUMENT NO. 719758 AND 719759, AND RECORDED MARCH 25, 1983 IN BOOK 1709 AS DOCUMENT NO. 1688172, OF OFFICIAL RECORDS.

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Exhibit B

Description of Ground Leases

As to Parcel III:

Lease by and between Elizabeth Properties Trust, Elizabeth Zahn, Lessor, and Golden Nugget, Inc., a Nevada Corporation, Lessee, recorded May 20, 1976 in Book 623 as Document No. 582418, upon and subject to all of the provisions therein contained; and thereafter the trustors interest was assigned to GNLV, Corp., a Nevada Corporation by mesne assignments of record, the last of which was dated May 9, 1986, recorded June 23, 1986 in Book 860623 as Document No. 00182.

As to Parcels XI and XII:

Lease by and between First National Bank of Nevada, Trustee under Private Trust No. 87, Lessor, and Golden Nugget, Inc., a Nevada Corporation, Lessee, recorded July 5, 1973 in Book 343 as Document No. 302700, upon and subject to all of the provisions therein contained; and thereafter the trustors interest was assigned to GNLV Corp., a Nevada Corporation by mesne assignments of record, the last of which was dated May 9, 1986, recorded June 23, 1986 in Book 860623 as Document No. 00176.

As to Parcel X:

Lease by and between Fraternal Order of Eagles, Las Vegas Aerie 1213, Lessor, and Golden Nugget, Inc., a Nevada Corporation, Lessee, recorded September 12, 1962 in Book 386 as Document No. 311481, upon and subject to all of the provisions therein contained; and thereafter the trustors interest was assigned to GNLV, Corp., a Nevada Corporation by mesne assignments of record, the last of which was dated May 9, 1986, recorded June 23, 1986 in Book 860623 as Document No. 00179.

Exhibit C

“Participation” Slot Machines

[take from Schedule E-1 of Senior Loan Agreement]

2

ASSESSOR’S PARCEL NOS:
139-34-210-031 ; 139-34-210-032 ;
137-34-210-045 ; 139-34-111-050 ;
139-27-702-014 ; 139-34-111-049 ;
139-34-111-051 ; 139-34-111-052 ;
139-27-310-093

SEND PROPERTY TAX STATEMENTS
TO:  GNLV, CORP.,
129 E. Fremont Street, Las Vegas, NV 89101

WHEN RECORDED MAIL TO:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  David A. Berlyne, Esq.

DEED OF TRUST, ASSIGNMENT
OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT (FEE AND LEASEHOLD)

by and from

GNLV, CORP., “Grantor”

to

NEVADA TITLE COMPANY, “Trustee”

for the benefit of

WELLS FARGO BANK, N.A.,
in its capacity as Collateral Agent, “Beneficiary”

Dated as of January 23, 2004

Municipality:	Las Vegas
County:	Clark
State:	Nevada

This Deed of Trust is to be filed and indexed in the real estate records and is also to be indexed in the index of Financing Statements of Clark County, Nevada under the names of GNLV, CORP., a Nevada corporation, as Debtor, and Wells Fargo Bank, N.A., in its capacity as Collateral Agent, as secured party.  Debtor’s organizational number is Nevada file number C1348-1974.  Information concerning the security interest may be obtained from Beneficiary at the following address:  Corporate Trust Services, Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, Attn: Jane Y. Schweiger.

This Deed of Trust is to be governed by the provisions of NRS 106.300 through NRS 106.400 inclusive.  The maximum amount to be secured by this Deed of Trust is $300,000,000.  Without limiting the foregoing, Obligations under any and all Additional Notes and Exchange Notes and any guarantees in respect of the same shall be automatically secured hereby, and the payment of all sums expended or advanced by Agent, Indenture Trustee or the Holders under or pursuant to the terms hereof or the Indenture or to protect the security hereof, together with interest thereon as herein provided (without limiting the generality of the protections afforded by NRS Chapter 106), and funds disbursed that, in the reasonable exercise of Beneficiary’s judgment, are needed for improving Trust Property or to protect Beneficiary’s security in the Trust Property are to be deemed obligatory advances hereunder and will be added to the total indebtedness secured by this Deed of Trust and such indebtedness shall be increased accordingly.